                                                                EXHIBIT 16

Continental Assurance Company
Separate Account (B)

The Average Annual Total Return on an investment of $1,000 for one year, five year and ten year periods ending December 31, 1996.


--------------------------------------------------------------------------------------------------------------
                                             1 Year                  5 Years                    10 Years
                                       1-1-96 to 12-31-96       1-1-92 to 12-31-96         1-1-87 to 12-31-96
--------------------------------------------------------------------------------------------------------------
LEVEL DEDUCTION CONTRACT
     FOR 403(b) PLANS
Investment                                      $1,000                $1,000                        $1,000
Less Sales Load (5%)                               (50)                  (50)                          (50)
Less Adm Exp (1%)                                  (10)                  (10)                          (10)
                                                   ---                   ---                           ---
Net Investment                               $     940              $    940                        $  940
--------------------------------------------------------------------------------------------------------------
                              ERV            $1,132.16             $1,823.26                     $3,573.01
--------------------------------------------------------------------------------------------------------------
      AVERAGE ANNUAL TOTAL RETURN               13.22%                12.76%                        13.58%
--------------------------------------------------------------------------------------------------------------

GRADED DEDUCTION CONTRACT
     FOR 403(b) PLANS
Investment                                      $1,000                $1,000                        $1,000
Less Sales Load (5%)                               (50)                  (50)                          (50)
                                                   ---                   ---                           ---
Net Investment                                    $950                  $950                          $950
Contract fee @ $30/yr
--------------------------------------------------------------------------------------------------------------
                              ERV            $1,114.21             $1,625.90                     $2,976.83
--------------------------------------------------------------------------------------------------------------
     AVERAGE ANNUAL TOTAL RETURN                11.42%                10.21%                        11.53%
--------------------------------------------------------------------------------------------------------------

HR-10 PLANS
Investment
Less Sales Load (7%)                            $1,000                $1,000                        $1,000
Less Adm Exp (1.5%)                                (70)                  (70)                          (70)
Net Investment                                     (15)                  (15)                          (15)
                                                   ---                   ---                           ---
Acctg fee: $20 1st yr; $10 ea add'l yr            $915                  $915                          $915
Accounting withdrawal fee $10
Surrender fee $20 (2%)
--------------------------------------------------------------------------------------------------------------
                              ERV            $1,052.05             $1,654.15                     $3,200.42
--------------------------------------------------------------------------------------------------------------
     AVERAGE ANNUAL TOTAL RETURN                 5.21%                10.59%                        12.34%
--------------------------------------------------------------------------------------------------------------

      n
P(1+T)  =ERV
P = a hypothetical initial payment of $1,000
T= Average annual total return
n= numbers of years
ERV = ending redeembable value of a hypothetical $1,000 payment at the beginning of the one, five and 10-year period, at the end of the one, five, or 10-year period.

Level Deduction Contract for 403(b) Plans
Ten Year Example



                     Yearly                                   Int
Time      Unit Val   Return     Beg Bal   % fees    $ fees    Earned    End Bal   Return
 12/31/86       3.72     1.0000  1,000.00         6         0     48.01    988.01      -1.20
 12/31/87       3.91     0.0511    988.01         0         0    164.25  1,152.26      16.62
 12/31/88       4.56     0.1662  1,152.26         0         0    189.52  1,341.77      16.45
 12/31/89       5.31     0.1645  1,341.77         0         0     35.38  1,377.15       2.64
 12/31/90       5.45     0.0264  1,377.15         0         0    464.95  1,842.10      33.76
 12/31/91       7.29     0.3376  1,842.10         0         0    103.60  1,945.70       5.62
 12/31/92       7.70     0.0562  1,945.70         0         0    305.75  2,251.45      15.71
 12/31/93       8.91     0.1571  2,251.45         0         0    -15.16  2,236.29      -0.67
 12/31/94       8.85    -0.0067  2,236.29         0         0    730.27  2,966.56      32.66
 12/31/95      11.74     0.3266  2,966.56         0         0    606.45  3,573.01      20.44
 12/31/96      14.14     0.2044  3,573.01

                     end         3,573.01
                     begin       1,000.00
                     time           10.00
                     IRR           13.58%



Five Year Example
                     Yearly                                   Int
Time      Unit Val   Return     Beg Bal   % fees    $ fees    Earned    End Bal   Return

 12/31/91       7.29     0.3376  1,000.00         6         0     52.87    992.87      -0.71
 12/31/92       7.70     0.0562    992.87         0         0    156.02  1,148.89      15.71
 12/31/93       8.91     0.1571  1,148.89         0         0     -7.74  1,141.15      -0.67
 12/31/94       8.85    -0.0067  1,141.15         0         0    372.65  1,513.80      32.66
 12/31/95      11.74     0.3266  1,513.80         0         0    309.47  1,823.26      20.44
 12/31/96      14.14     0.2044  1,823.26

                     end         1,823.26
                     begin       1,000.00
                     time            5.00
                     IRR           12.76%



One Year Example
                     Yearly                                   Int
Time      Unit Val   Return     Beg Bal   % fees    $ fees    Earned    End Bal   Return

 12/31/95      11.74     0.3266  1,000.00         6         0    192.16  1,132.16      13.22
 12/31/96      14.14     0.2044  1,132.16

                     end         1,132.16
                     begin       1,000.00
                     time            1.00
                     IRR           13.22%




Graded Deduction Contract for 403(b) Plans
Ten Year Example

                         Yearly                                      Int
Time       Unit Val      Return     Beg Bal     % fees     $ fees    Earned    End Bal     Return
12/31/86        3.72       1.0000  1,000.00            5         30    48.52     968.52       -3.15
12/31/87        3.91       0.0511    968.52            0         30   161.01   1,099.53       13.53
12/31/88        4.56       0.1662  1,099.53            0         30   180.84   1,250.37       13.72
12/31/89        5.31       0.1645  1,250.37            0         30    32.97   1,253.34        0.24
12/31/90        5.45       0.0264  1,253.34            0         30   423.15   1,646.48       31.37
12/31/91        7.29       0.3376  1,646.48            0         30    92.60   1,709.09        3.80
12/31/92        7.70       0.0562  1,709.09            0         30   268.57   1,947.66       13.96
12/31/93        8.91       0.1571  1,947.66            0         30   -13.12   1,904.54       -2.21
12/31/94        8.85      -0.0067  1,904.54            0         30   621.93   2,496.47       31.08
12/31/95       11.74       0.3266  2,496.47            0         30   510.35   2,976.83       19.24
12/31/96       14.14       0.2044  2,976.83            0         30

                     end           2,976.83
                     begin         1,000.00
                     time             10.00
                     IRR             11.53%

Five Year Example

                         Yearly                                      Int
Time       Unit Val      Return     Beg Bal     % fees     $ fees    Earned    End Bal     Return
12/31/91        7.29     0.3376     1,000.00           5      30       53.43    973.43       -2.66
12/31/92        7.70     0.0562       973.43           0      30      152.97  1,096.40       12.63
12/31/93        8.91     0.1571     1,096.40           0      30       -7.38  1,059.01       -3.41
12/31/94        8.85    -0.0067     1,059.01           0      30      345.82  1,374.84       29.82
12/31/95       11.74     0.3266     1,374.84           0      30      281.06  1,625.90       18.26
12/31/96       14.14     0.2044     1,625.90

                     end            1,625.90
                     begin          1,000.00
                     time               5.00
                     IRR              10.21%

One Year Example

                         Yearly                                      Int
Time       Unit Val      Return     Beg Bal     % fees     $ fees    Earned    End Bal     Return
12/31/95       11.74     0.3266     1,000.00        5          30    194.21   1,114.21        11.42
12/31/96       14.14     0.2044     1,114.21


                     end            1,114.21
                     begin          1,000.00
                     time               1.00
                     IRR              11.42%


HR-10 Plans
Ten Year Example


                     Yearly                                   Int
Time      Unit Val   Return     Beg Bal   % fees    $ fees    Earned    End Bal   Return
 12/31/86       3.72     1.0000  1,000.00       8.5        20     46.73    941.73      -5.83
 12/31/87       3.91     0.0511    941.73         0        10    156.55  1,088.29      15.56
 12/31/88       4.56     0.1662  1,088.29         0        10    178.99  1,257.28      15.53
 12/31/89       5.31     0.1645  1,257.28         0        10     33.15  1,280.43       1.84
 12/31/90       5.45     0.0264  1,280.43         0        10    432.29  1,702.72      32.98
 12/31/91       7.29     0.3376  1,702.72         0        10     95.76  1,788.49       5.04
 12/31/92       7.70     0.0562  1,788.49         0        10    281.05  2,059.54      15.16
 12/31/93       8.91     0.1571  2,059.54         0        10    -13.87  2,035.67      -1.16
 12/31/94       8.85    -0.0067  2,035.67         0        10    664.75  2,690.42      32.16
 12/31/95      11.74     0.3266  2,690.42         0        10    550.00  3,230.42      20.07
 12/31/96      14.14     0.2044  3,230.42         0        30            3,200.42

                     end         3,200.42
                     begin       1,000.00
                     time           10.00
                     IRR           12.34%



Five Year Example

                     Yearly                                   Int
Time      Unit Val   Return     Beg Bal   % fees    $ fees    Earned    End Bal   Return

 12/31/91       7.29     0.3376  1,000.00       8.5        20     51.46    946.46      -5.35
 12/31/92       7.70     0.0562    946.46         0        10    148.73  1,085.19      14.66
 12/31/93       8.91     0.1571  1,085.19         0        10     -7.31  1,067.88      -1.59
 12/31/94       8.85    -0.0067  1,067.88         0        10    348.72  1,406.60      31.72
 12/31/95      11.74     0.3266  1,406.60         0        10    287.55  1,684.15      19.73
 12/31/96      14.14     0.2044  1,684.15         0        30            1,654.15

                     end         1,654.15
                     begin       1,000.00
                     time            5.00
                     IRR           10.59%



One Year Example

                     Yearly                                   Int
Time      Unit Val   Return     Beg Bal   % fees    $ fees    Earned    End Bal   Return

 12/31/95      11.74     0.3266  1,000.00       8.5        20    187.05  1,082.05       8.21
 12/31/96      14.14     0.2044  1,082.05                  30            1,052.05

                     end         1,052.05
                     begin       1,000.00
                     time            1.00
                     IRR            5.21%
